SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549


                                  FORM 8-K


                               CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of                                    Date of Earliest
Report: September 16, 1997                 Event Reported: September 16, 1997

                         EQUITABLE OF IOWA COMPANIES
_______________________________________________________________________________
           (Exact Name of Registrant as Specified in Its Charter)

                                    Iowa
_______________________________________________________________________________
                (State or Other Jurisdiction of Incorporation)

        0-8590                                        42-1083593
_______________________________________________________________________________
(Commission File Number)                  (I.R.S. Employer Identification No.)

 909 Locust Street, P.O. Box 1635, Des Moines, IA                   50306
_______________________________________________________________________________
     (Address of Principal Executive Offices)                     (Zip Code)

                                (515) 698-7000
_______________________________________________________________________________
             (Registrant's Telephone Number, Including Area Code)























ITEM 5.  Other Events.   A class action complaint has been filed in the state
circuit court in Kentucky against USG Annuity & Life Company ("USG"), a subsidiary of Equitable of Iowa Companies (the "Company"). The suit is in the early procedural stage. The complaint has been filed, but USG has not been served. The suit seeks unspecified compensatory and punitive damages and injunctive relief as a result of alleged improper actions related to the interest rate adjustment provisions of USG's fixed annuity contracts. The Company believes the allegations are without merit. The Company intends to defend the suit vigorously, including vigorously contesting its status as a class action. The amount of loss, if any, which may arise as a result of this suit cannot be reasonably estimated. ING Groep N.V. ("ING") has advised the Company that this litigation will not affect the terms or closing of the pending merger between Equitable of Iowa Companies and a subsidiary of ING.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EQUITABLE OF IOWA COMPANIES



Date:  September 16, 1997                  By    /s/ John A. Merriman
                                                 ______________________________
                                                 John A. Merriman,
                                                 General Counsel and Secretary